UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2014

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	001-35392	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the shareholders of LCNB was held on April 29, 2014.  At the meeting, the following items were voted on by the shareholders of LCNB:

1.  Electing three Class III directors for a three-year term;

2.  Adopting a non-binding resolution to approve the compensation of LCNB’s named executive officers; and

3.

Ratifying the appointment of BKD, LLP as the independent registered accounting firm for LCNB for the fiscal year ending December 31, 2014.

The following nominees were elected as Class III directors by the votes indicated below. In addition to the votes reported below, there were 1,545,862 broker non-votes on the proposal for the election of directors.

Director	For	Withheld

George L. Leasure	5,699,790	279,978
William H. Kaufman	5,697,685	282,083
Rick L. Blossom	5,859,880	119,888

The non-binding resolution to approve the compensation of LCNB’s named executive officers was approved by the votes indicated below. There were 1,545,862 broker non-votes on this proposal.

For	Against/Abstained

5,519,276	122,434

The ratification of the appointment of BKD, LLP as the independent registered accounting firm for LCNB was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against/Abstained

7,378,074	12,214

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 29, 2014	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer